Exhibit 10.1

EXECUTION VERSION

BLUE BUFFALO PET PRODUCTS, INC.

AMENDED AND RESTATED

INVESTOR RIGHTS AGREEMENT

BLUE BUFFALO PET PRODUCTS, INC.

AMENDED AND RESTATED

INVESTOR RIGHTS AGREEMENT

THIS AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT (the “Agreement”) is entered into as of January 21, 2015 by and among BLUE BUFFALO PET PRODUCTS, INC., a Delaware corporation (the “Company”), the stockholders listed on Exhibit A hereto (together with their Permitted Transferees, the “Non-Invus Stockholders” and each individually, a “Non-Invus Stockholder”) and INVUS, L.P., a Bermuda limited partnership.

RECITALS:

WHEREAS, the Company, the Non-Invus Stockholders and Invus, L.P. entered into an Investor Rights Agreement (the “Prior Agreement”), dated as of July 10, 2012.

WHEREAS, the parties to the Prior Agreement wish to amend and restate the Prior Agreement in accordance with the terms and provisions of the Prior Agreement as set forth herein.

AGREEMENT:

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree hereto as follows:

ARTICLE 1. GENERAL.

1.1 Definitions. As used in this Agreement the following terms shall have the following respective meanings:

(a) “Additional Stockholder” means a stockholder added to this Agreement pursuant to Section 7.12.

(b) “Applicable Exchange” means the primary stock exchange, including without limitation the New York Stock Exchange or the Nasdaq Stock Market, upon which the Common Stock is listed, as determined by the Company.

(c) “Bishop Holder” means The Bishop Family Limited Partnership and each and every direct and indirect transferee of the Bishop Holder pursuant to a Permitted Transfer (excluding clauses (C) and (D) of the definition of “Permitted Transfer”).

(d) “Capital Stock” means Common Stock and any Common Stock issuable upon conversion of any securities of the Company.

(e) “Carried Stockholder” means, prior to the Initial Offering, any Holder and, after the Initial Offering, the Bishop Holder.

(f) “Change in Control” means (a) the sale, lease or other disposition in a transaction or series of related transactions of all or substantially all of the assets of the Company to a Person that is not the Invus Group (or any member(s) thereof) or an Invus Affiliate or (b) an acquisition of the Company by another Person by stock sale, consolidation, merger or other reorganization in a transaction or series of related transactions in which the holders of the Company’s outstanding voting stock immediately prior to such transaction own, directly or indirectly (to the extent of their proportionate interest therein), immediately after such transaction, securities representing less than fifty percent (50%) of the voting power of the Person surviving such transaction; provided, that (x) a merger effected exclusively for the purpose of changing the domicile of the Company and (y) a stock sale, consolidation, merger or other reorganization in a transaction or series of related transactions with the Invus Group (or any member(s) thereof) or an Invus Affiliate shall not constitute a Change in Control.

(g) “Common Stock” means the common stock, $0.01 par value per share, of the Company.

(h) “Eligible Registration Statement” means any registration statement (other than (i) a registration statement on Form S-4 or Form S-8 or any similar or successor form or (ii) with respect to any corporate reorganization or transaction under Rule 145 of the Securities Act or other business combination or acquisition transaction, any registration statement related to the issuance or resale of securities issued in such a transaction) filed by the Company under the Securities Act in connection with any primary or secondary offering of Common Stock for the account of the Company and/or any stockholder of the Company, whether or not through the exercise of any registration rights.

(i) “Equity Securities” means (i) any Common Stock or preferred stock of the Company, (ii) any security convertible into or exercisable or exchangeable for, with or without consideration, any Common Stock or preferred stock of the Company (including any option to purchase such a security), (iii) any security carrying any option, warrant or right to subscribe to or purchase any Common Stock or preferred stock of the Company or other security referred to in clause (ii), or (iv) any such option, warrant or right.

(j) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(k) “Family Member” means, with respect to any natural person, (i) any child, stepchild, grandchild or more remote issue, parent, stepparent, grandparent, spouse, domestic partner, sibling, child of sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, sister-in-law, cousin and adoptive relationships (each, a “family member”) or estate of such family member or (ii) any foundation, trust, family limited partnership, family limited liability company or other entity created and used for estate planning purposes, so long as any such foundation, trust, family limited partnership, family limited liability company or other entity is controlled by, for the benefit of, or owned by such natural person or one or more persons described in clause (i).

(l) “Holder” means (i) each member of the Invus Transferee Group or (ii) any Non-Invus Stockholder owning of record Equity Securities.

(m) “Initial Effective Time” means the date and time that the SEC declares effective the registration statement pursuant to which Common Stock that is sold in the Initial Offering is registered.

(n) “Initial Offering” means the Company’s first underwritten public offering of its Common Stock (whether in the form of primary or secondary shares or a combination thereof) registered under the Securities Act.

(o) “Invus” means Invus, L.P., a Bermuda limited partnership, or the successor of Invus, L.P.

(p) “Invus Affiliate” shall mean any other Person with regard to which Invus, directly or indirectly, controls, is controlled by or is commonly controlled. For purposes of the preceding sentence, “control” shall mean the power to direct the principal business management and activities of a Person, whether through ownership of voting securities, by agreement (including, without limitation, in connection with any voting trust, proxy arrangement or similar device), or otherwise.

(q) “Invus Group” means Invus and each and every direct and indirect transferee of Invus pursuant to clause (A), (B) or (C) of the definition of “Permitted Transfer”. Unless the Company and the Non-Invus Stockholders are otherwise notified in writing by Invus, Invus shall at all times serve as the designated representative to act on behalf of the Invus Group for purposes of this Agreement and shall have the sole power and authority to bind the Invus Group with respect to all provisions of this Agreement; provided, however, that if Invus chooses to cease to serve as the designated representative of the Invus Group, then Invus or, in the absence of Invus doing so, a majority in interest of the members of the Invus Group at such time shall designate and appoint one member of the Invus Group for purposes of this Agreement, which designee (and any successor thereafter designated and appointed) shall have the sole power and authority to bind the Invus Group with respect to all provisions of this Agreement. The Company and the Non-Invus Stockholders shall be entitled to rely on all actions taken by Invus or such designee on behalf of the Invus Group.

(r) “Invus Transferee Group” means the Invus Group and each and every Invus Transferee. Unless the Company and the Non-Invus Stockholders are otherwise notified in writing by Invus, Invus shall at all times serve as the designated representative to act on behalf of the Invus Transferee Group for purposes of this Agreement and shall have the sole power and authority to bind the Invus Transferee Group with respect to all provisions of this Agreement; provided, however, that if Invus chooses to cease to serve as the designated representative of the Invus Transferee Group, then Invus or, in the absence of Invus doing so, a majority in interest of the members of the Invus Transferee Group at such time shall designate and appoint one member of the Invus Transferee Group for purposes of this Agreement, which designee (and any successor thereafter designated and appointed) shall have the sole power and authority to bind the Invus Transferee Group with respect to all provisions of this Agreement. The Company and the Non-Invus Stockholders shall be entitled to rely on all actions taken by Invus or such designee on behalf of the Invus Transferee Group.

(s) “Invus Transferee” means each and every direct and indirect transferee of Invus (including transferees of shares from any member of the Invus Transferee Group so long as such shares were originally held by Invus) pursuant to clause (D) of the definition of “Permitted Transfer” other than a Person the Invus Transferee Group elects in writing not to be an Invus Transferee pursuant to clause (D) of the definition of “Permitted Transferee.”

(t) “Participation Effective Date” means, in the case of the Initial Offering, the tenth business day and, in the case of any registration subsequent to the Initial Offering, the first business day after the Piggyback Holders receive notice from the Company pursuant to Section 3.3(a) hereof.

(u) “Permitted Transfer” means a Transfer by a Person that is (A) a limited partnership or limited liability company Transferring to its members or former members or partners or former partners in accordance with their interest in the limited liability company or limited partnership, (B) an individual Transferring to the individual’s Family Member(s), (C) Transferring to Invus or an Invus Affiliate or (D) a member of the Invus Transferee Group Transferring to any Person acquiring two percent (2%) or more of the issued and outstanding Common Stock in a transaction or series of related transactions not involving a public offering unless the Invus Transferee Group elects in writing not to deem such transferee to be an “Invus Transferee” for purposes of this Agreement; provided, in each case, that the transferee (other than a transferee that already is party to this Agreement) will agree to be subject to the terms of this Agreement (subject to any limitation on the assignment of rights by such Person to the transferee in connection with such Transfer) by executing and delivering a joinder agreement, substantially in the form of Exhibit B-1 hereto (in the case of a Transfer by a Non-Invus Stockholder) or Exhibit B-2 hereto (in the case of a Transfer by any member of the Invus Transferee Group).

(v) “Permitted Transferee” shall mean any Person who acquires Equity Securities pursuant to a Permitted Transfer.

(w) “Person” shall mean an individual, partnership, corporation, limited liability company, unincorporated organization, trust, joint venture, government agency, or other entity.

(x) “Register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement.

(y) “Registrable Securities” means all Common Stock (including shares of Common Stock issuable pursuant to then convertible, exercisable or exchangeable Equity Securities) and any securities into which Common Stock may be converted or exchanged pursuant to any merger, consolidation, sale of all or any part of the Company’s assets, corporate conversion or other extraordinary transaction of the Company held by, prior to the Initial Offering, any Holder and, after the Initial Offering, the Invus Transferee Group or the Bishop Holder (whether now held or hereafter acquired) other than any Common Stock or securities into which Common Stock may be converted or exchanged that (i) have been sold by a Person to the public either pursuant to a registration statement or Rule 144, (ii) in the hands of such Person is eligible to be resold pursuant to Rule 144 without limitation, (iii) have been sold in a private transaction in which the transferor’s rights under Article 3 of this Agreement are not assigned, or (iv) shall have ceased to be outstanding. For the avoidance of doubt, all such outstanding Common Stock and securities held by any Holder prior to the Initial Offering that have not been sold by such Holder, whether in a private transaction or otherwise, shall constitute Registrable Securities at all times prior to the consummation of the Initial Offering.

(z) “Registration Expenses” means all expenses incurred by the Company in complying with Sections 3.2, 3.3, 3.4 and 3.7 hereof, including, without limitation, (i) all SEC and other registration and filing fees (including, without limitation, fees and expenses with respect to (A) filings required to be made with the Financial Industry Regulatory Authority and (B) securities or Blue Sky laws, including, without limitation, any fees and disbursements of counsel for the underwriters in connection with any filing and application made to or with (and clearance by) the Financial Industry Regulatory Authority and any Blue Sky qualifications of the Registrable Securities pursuant to Section 3.7(d)), (ii) preparation, printing, messenger and delivery expenses, (iii) fees and disbursements of counsel for the Company, (iv) fees and disbursements of (A) special counsel for the Invus Group (provided that one or more members of the Invus Group are Holders participating in such registration), (B) a single special counsel for the Invus Transferees participating in such registration, which counsel shall be selected by the Invus Transferees holding a majority of the Registrable Securities being sold by the Invus Transferees participating in such registration and (C) a single special counsel for all other Holders participating in such registration, which counsel shall be selected by such other Holders holding a majority of the Registrable Securities being sold by all such other Holders participating in such registration (each counsel referred to in clause (A), (B) or (C), a “Stockholder Counsel”), including in the case of each of clauses (A) through (C) the expenses associated with the delivery of any opinions on behalf of such Holders, (v) expenses incurred in connection with roadshows related to registered offerings made pursuant to Article 3, including, without limitation, expenses related to any presentations but excluding the travel and lodging expenses of representatives of the underwriters, (vi) fees and disbursements of independent certified public accountants and any other persons, including special experts retained by the Company, (vii) expenses related to any special audits incident to or required by any such registration, in each case, whether or not any Eligible Registration Statement is filed or becomes effective, (viii) any contributions to any charitable organization qualified under Section 501(c)(3) of the Internal Revenue Code of 1985 (as in effect from time to time) made or deemed to be made by the Company in connection with the Initial Offering (including, without limitation, any such contributions in connection with a reduction or deemed reduction in the underwriting fees and commissions payable by the Company and/or the Holders participating in such registration) (such contributions, the “IPO Charitable Contributions”), (ix) all fees and expenses related to the listing of the Registrable Securities on any securities exchange and (x) all internal expenses of the Company, including the compensation of officers and employees of the Company and the fees and expenses in connection with any annual audit. For the avoidance of doubt, any stamp, transfer or similar taxes or duties payable by any Holder in connection with any registration, sale or distribution of Registrable Securities shall be borne by such Holder and not by the Company.

(aa) “Rule 144” means Rule 144 under the Securities Act, as such Rule may be amended from time to time, or any similar or successor rule or regulation hereafter adopted by the SEC.

(bb) “SEC” or “Commission” means the Securities and Exchange Commission.

(cc) “Securities Act” means the Securities Act of 1933, as amended.

(dd) “Selling Expenses” means (i) all underwriting fees and selling commissions relating to the distribution of the Registrable Securities and (ii) all taxes, if any, on the transfer and sale, respectively, of the Registrable Securities being sold.

(ee) “Tag Along Offeree” means, prior to the Initial Offering, any Holder and, after the Initial Offering, the Bishop Holder.

(ff) “Threshold Amount” means, with respect to a Holder at any time, the number of Registrable Securities held at such time by such Holder multiplied by a fraction, the numerator of which is the aggregate number of Registrable Securities being registered by the Invus Transferee Group in the relevant Eligible Registration Statement and the denominator is the number of Registrable Securities held by the Invus Transferee Group at such time (rounded down to the nearest full share).

(gg) “Transfer” means any sale, assignment, encumbrance, hypothecation, pledge, conveyance in trust, gift, transfer by request, devise or descent, or other transfer or disposition of any kind, including, but not limited to, transfers to receivers, levying creditors, trustees or receivers in bankruptcy proceedings or general assignees for the benefit of creditors, whether voluntary or by operation of law, directly or indirectly, of any Equity Securities.

(hh) “Transfer Restricted Securities” means any Equity Securities that were acquired by such Non-Invus Stockholder prior to the Initial Effective Time (including Common Stock to be issued or issuable after the Initial Effective Time in respect of options or other Equity Securities that were acquired prior to the Initial Effective Time).

1.2 Rules of Construction. For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(a) the terms defined in this Agreement have the meanings assigned to them in this Agreement, and words in the singular include the plural and words in the plural include the singular;

(b) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision;

(c) all references to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement;

(d) “or” is not exclusive; and

(e) “including” means including without limitation.

ARTICLE 2. VOTING.

2.1 Election of Directors. On all matters relating to the election of directors of the Company, the Invus Transferee Group and the Bishop Holder agree to vote all shares of Equity Securities (whether now owned or hereafter acquired) held by them (or shall consent pursuant to an action by written consent of stockholders of the Company) so as to elect the following directors to the Company’s Board of Directors (the “Board”):

(a) a number of individuals designated by the Invus Transferee Group equal to the percentage of the issued and outstanding Common Stock owned by the Invus Transferee Group multiplied by the total number of directors of the Board (rounded up to the nearest whole number); provided that this clause (a) shall not be operative unless the Invus Group owns less than a majority of the issued and outstanding Common Stock; and

(b) William W. Bishop unless and until he is unwilling or unable to serve as a director in which case his replacement shall be designated by the Bishop Holder who shall be an individual reasonably satisfactory to the Invus Group (the “Bishop Director”).

2.2 Replacement of Directors. For so long as the Invus Transferee Group or the Bishop Holder has the right to designate any person for appointment or election to the Board pursuant to Section 2.1, in the event that a vacancy is created at any time by the death, disability, retirement, resignation or removal (with or without cause) of such director, the Invus Transferee Group or the Bishop Holder, as applicable, shall have the right to designate a replacement (who shall meet all qualifications required by the Company’s written policies and, in the case of a replacement designated by the Bishop Holder, be reasonably satisfactory to the Invus Group) to fill such vacancy. The Invus Transferee Group and the Bishop Holder each agree to vote all shares of Equity Securities (whether now owned or hereafter acquired) held by them (or shall consent pursuant to an action by written consent of stockholders of the Company) so as to elect such replacement director to the Board.

2.3 Notwithstanding anything to the contrary in Section 2.1, if after the consummation of the Initial Offering the Company ceases to qualify as a “controlled company” (or such similar term) under the rules of the Applicable Exchange (or the rules of any other exchange on which the Common Stock is listed), each of the Invus Transferee Group and the Bishop Holder shall, if necessary, within one (1) year after the Company ceases to qualify as such, cause a sufficient number of their respective designees to qualify as “independent directors” under such rules to ensure that the Board complies with applicable independence rules. To the extent permitted by the Company’s Certificate of Incorporation then in effect, the Company shall be permitted, if necessary, and the Invus Transferee Group and the Bishop Holder shall take all reasonably necessary actions within their control, to increase the number of authorized directors and cause the newly created directorships resulting therefrom to be filled so as to comply with applicable independence rules.

2.4 Except as otherwise prohibited by applicable law or the Company’s Certificate of Incorporation or Bylaws then in effect, the Company shall take all necessary actions within its control (including calling special Board and stockholders meetings) and use its best efforts to cause each such designee to the Board that is permitted to be designated in accordance with Section 2.1 or 2.2 to be (x) included in the Board’s slate of nominees to the stockholders of the Company for each election of directors (to the extent that directors of such nominee’s class are to be elected at such meeting for so long as the Board is classified) or (y) included in the proxy statement (if any) prepared by management of the Company in connection with soliciting proxies for every meeting of the stockholders of the Company called with respect to the election of members of the Board, and at every adjournment or postponement thereof, and on every action or approval by written consent of the stockholders of the Company or the Board with respect to the election of members of the Board. Except as otherwise required by applicable law, the Company shall not take any action to cause the removal without cause of any such director designated by the Invus Transferee Group or the Bishop Holder in accordance with Section 2.1 or 2.2, unless it is directed to do so by the Invus Transferee Group or the Bishop Holder, as applicable.

2.5 Notwithstanding the other provisions of this Article 2, the Company shall not be obligated to cause to be nominated for election to the Board (or to be included in the Board’s slate of nominees to the Company’s stockholders or any proxy statement prepared by management of the Company in connection with soliciting proxies for every meeting of the stockholders of the Company called with respect to the election of members of the Board) or recommend to the Company’s stockholders the election of any designee in the event that (i) the Board determines in good faith, after consultation with reputable outside legal counsel, that such action would constitute a breach of its fiduciary duties (or otherwise violate applicable law) or (ii) the Company is advised by reputable outside legal counsel that such designee would not be qualified under any applicable law, rule or regulation to serve as a director of the Company or if the Company objects to such designee because such designee has been involved in any of the events enumerated in Item 2(d) or (e) of Schedule 13D under the Exchange Act or such person is currently the target of an investigation by any governmental authority or agency relating to felonious criminal activity or is subject to any order, decree, or judgment of any court or agency prohibiting service as a director of any public company or providing investment or financial advisory services. In the event of any such non-approval, the Invus Transferee Group or the Bishop Holder, as the case may be, shall withdraw the designation of such proposed designee and designate a replacement therefor (which replacement designee shall also be subject to the requirements of this Section 2.5). The Company shall promptly notify the Invus Transferee Group or the Bishop Holder, as the case may be, in writing of any objection to a designee in advance of the date on which proxy materials are mailed by the Company in connection with such election of directors, and the Company shall use its reasonable best efforts to enable such Person to promptly propose a replacement designee in accordance with the terms of this Agreement.

2.6 Resignation. If the Invus Transferee Group or the Bishop Holder Transfers Common Stock such that it would be entitled to designate a lesser number of directors pursuant to Section 2.1 than it has currently so designated, such Holder shall use its reasonable best efforts to cause such number of its director designees to offer to resign as a director effective as of the Company’s next annual meeting of stockholders so that the number of its director designees, as of such meeting and assuming the acceptance of such resignation, would not exceed the number it is entitled to pursuant to Section 2.1. Notwithstanding the foregoing, neither the Company nor the Board shall be required to accept any such resignation.

2.7 Termination. The rights and obligations of the Bishop Holder (including, without limitation, the right of the Bishop Holder to appoint the Bishop Director set forth in Section 2.1(b) above) under this Article 2 shall terminate on the date the Bishop Holder owns less than 5% of the issued and outstanding Common Stock.

ARTICLE 3. RESTRICTIONS ON TRANSFER; REGISTRATION.

3.1 Restrictions on Transfer.

(a) Until such time as the Invus Group owns less than ten percent (10%) of the issued and outstanding Common Stock, each Non-Invus Stockholder agrees not to make any Transfer of all or any portion of any Transfer Restricted Securities except (i) to the extent applicable, in accordance with the provisions of Section 3.3, Section 3.4 or Article 6 of this Agreement, (ii) in a Permitted Transfer, (iii) prior to the Initial Offering, with the consent of the Invus Transferee Group and the Bishop Holder, or (iv) after the Initial Offering, Transfers pursuant to Rule 144 or such other exemption from the registration requirements of the Securities Act not to exceed, in the aggregate, the Catch-up Amount with respect to such Holder. As used herein, “Catch-up Amount” means, with respect to any Holder, as of the date of calculation, (i) the number of shares of Common Stock equal to (A) the number of issued and outstanding shares of Common Stock held by such Holder immediately prior to the Initial Effective Time plus the number of shares of Common Stock received by such Holder after the Initial Effective Time in respect of options or other Equity Securities received prior to the Initial Effective Time plus the number of shares of Common Stock that are eligible to be received by such Holder pursuant to then convertible, exercisable or exchangeable Equity Securities, multiplied by (B) a fraction, the numerator of which is the aggregate number of shares of Common Stock Transferred, whether in a public or private transaction, by the Invus Group in the Initial Offering and from time to time thereafter (other than pursuant to a Permitted Transfer (excluding clause (D) of the definition thereof)) and the denominator of which is the number of shares of Common Stock held by the Invus Group immediately prior to the Initial Effective Time less (ii) the number of shares of Common Stock Transferred by such Holder in accordance with Sections 3.1(a)(i), (iii) or (iv) or 3.1(b) of this Agreement (rounded down to the nearest full share). In the event that a Non-Invus Stockholder Transfers all or a portion of its shares of Common Stock pursuant to one or more Permitted Transfers, such Non-Invus Stockholder and its Permitted Transferees shall be deemed to constitute a single Holder for purposes of calculating the Catch-up Amount.

(b) Notwithstanding the limitations described in Section 3.1(a), following the Initial Effective Time, the estate of any deceased Holder, the estate of any partner (in the event of a partnership), member (in the event of a limited liability company) or beneficiary (in the event of a trust) of a Holder or their respective beneficiaries may, within twelve (12) months of the death of such Person, Transfer for cash in any manner of sale permitted under applicable securities laws up to a number of shares of Common Stock the value of which (after taking into account the exercise price of any options exercised in connection therewith), in the aggregate, equals the aggregate estate and inheritance tax liability of such Person; provided that the Holder may not Transfer, pursuant to this Section 3.1(b), more than the lesser of (i) one percent (1%) of the Common Stock that is issued and outstanding at the time of such Transfer in any three (3) month period and (ii) fifty percent (50%) of the Common Stock held by such Holder at the time of the death of such Person; provided further that the transferor of Common Stock pursuant to this Section 3.1(b) shall use its reasonable best efforts to coordinate with the Company and the Invus Group to manage such Transfer in a manner that is not detrimental to the Company and the other Holders.

(c) Each Non-Invus Stockholder (other than the Bishop Holder) agrees not to make any Transfer of all or any portion of any Transfer Restricted Securities for such period beginning on the tenth business day after the date of the receipt by such Non-Invus Stockholder of notice from the Company that it intends to undertake the Initial Offering (whether as a result of a Holder demanding registration pursuant to Section 3.2 or otherwise) and ending on the earlier of (i) the consummation of the Initial Offering (subject to any lock-up or similar arrangements entered into in connection therewith or applicable as a result thereof, including those contained in Section 3.11) and (ii) 180 days after the Participation Effective Date.

(d) Notwithstanding anything to the contrary in Section 3.1(a), 3.1(b) and 3.1(c), each Holder agrees that it will not effect any Transfer of Equity Securities unless such Transfer is made pursuant to an effective registration statement under the Securities Act or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and, in either case, in compliance with all applicable state securities laws and all applicable securities laws of any other jurisdiction. The Company agrees, and each Holder understands and consents, that the Company will not take any action to cause or permit the Transfer of any Equity Securities to be made on its books (or on any register of securities maintained on its behalf) unless the Transfer is permitted by and has been made in accordance with the terms of this Agreement and all applicable securities laws. Each Holder agrees that in connection with any Transfer of Equity Securities that is not made pursuant to a registration statement, the Company may, in its sole discretion, request an opinion, certifications and other information in form and substance reasonably satisfactory to the Company and from counsel reasonably satisfactory to the Company stating that such transaction is exempt from registration under the Securities Act.

(e) (i) Each certificate representing Equity Securities held by a Holder that is subject to the provisions of this Agreement shall be stamped or otherwise imprinted with legends substantially similar to the following (in addition to any legend required under applicable state securities laws) or if held in electronic form, shall be held in an account by the Company’s stock transfer agent subject to restrictions on Transfer substantially consistent with the following legend, which shall be furnished in accordance with applicable law:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED,

ASSIGNED, PLEDGED OR HYPOTHECATED EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT COVERING ANY SUCH TRANSACTION OR (B) PURSUANT TO AN EXEMPTION FROM REGISTRATION THEREUNDER, SUBJECT TO THE COMPANY’S RIGHT TO RECEIVE AN OPINION OF COUNSEL, CERTIFICATIONS AND OTHER INFORMATION IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE COMPANY AND FROM COUNSEL REASONABLY SATISFACTORY TO THE COMPANY STATING THAT SUCH TRANSACTION IS EXEMPT FROM SUCH REGISTRATION REQUIREMENTS.

(ii) Each certificate representing Equity Securities held by a Non-Invus Stockholder that is subject to the provisions of this Agreement shall be stamped or otherwise imprinted with legends substantially similar to the following (in addition to any legend required under applicable state securities laws) or if held in electronic form, shall be held in an account by the Company’s stock transfer agent subject to restrictions on Transfer substantially consistent with the following legend, which shall be furnished in accordance with applicable law:

THE SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT DATED AS OF JANUARY 21, 2015, AMONG THE STOCKHOLDER, THE COMPANY AND CERTAIN OTHER STOCKHOLDERS OF THE COMPANY (AS THE SAME MAY BE AMENDED AND IN EFFECT FROM TIME TO TIME). NO SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY BE MADE EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SUCH AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY.

(f) The Holders acknowledge and agree that any Transfer of the limited liability company interests, partnership interests, shares or other similar equity interests in a Holder or a parent entity of such Holder will be deemed to constitute a Transfer of Equity Securities, and any proposed Transfer of all or any portion of any such interests in a Holder or a parent entity of such Holder shall be subject to compliance with the terms of this Agreement as such terms apply to a Holder.

(g) Remedy for Prohibited Transfer. In the event that a Non-Invus Stockholder Transfers any Equity Securities in contravention of this Section 3.1 (a “Prohibited Transfer”), such Transfer shall be null and void, and the Company agrees it will not take any action to effect such a Transfer nor will it treat any alleged transferee as the holder of such Equity Securities.

3.2 Demand Registration.

(a) If the Company shall receive a written request (a “Demand Request”) from the Invus Transferee Group that the Company file a registration statement under the Securities Act covering the registration of all or a portion of the Registrable Securities owned by the Invus Transferee Group (or any member(s) thereof), then the Company shall, subject to the limitations of this Section 3.2, effect, as expeditiously as reasonably possible, the registration under the Securities Act of all Registrable Securities in accordance with the intended method of distribution thereof that the Invus Transferee Group, and any Piggyback Holders pursuant to their rights under Section 3.3, request to be registered, subject to the provisions of Section 3.2(c). The Invus Transferee Group shall have the right to make an unlimited number of Demand Requests.

(b) If the Invus Transferee Group (or any member(s) thereof) intends to distribute the Registrable Securities covered by its request by means of an underwritten public offering, it shall so advise the Company as a part of their request made pursuant to this Section 3.2 or any request pursuant to Section 3.4. The Invus Transferee Group shall have the right to select the investment bank or banks and managers to administer any offering made in connection with a Demand Request, including the lead managing underwriter; provided that if the Invus Transferee Group declines to exercise such right, the Company shall select the investment bank or banks and managers to administer the offering, but the Invus Transferee Group shall continue to have such right pursuant to this Section 3.2(b) in any subsequent underwritten public offering.

(c) Notwithstanding anything herein to the contrary, the Company shall not be obligated to effect a registration pursuant to Section 3.2 unless the Registrable Securities requested to be registered by the Invus Transferee Group, together with the Registrable Securities requested to be registered by any Piggyback Holders pursuant to Section 3.3, are reasonably expected to result in aggregate gross cash proceeds (i) in the case of the Initial Offering, in excess of one hundred and fifty million dollars ($150,000,000) and (ii) in the case of any registration subsequent to the Initial Offering, fifty million dollars ($50,000,000).

3.3 Piggyback Registrations.

(a) The Company shall notify the Holders of Registrable Securities (unless such Holder has demanded such registration pursuant to Section 3.2) (collectively, the “Piggyback Holders”) in writing at least, in the case of the Initial Offering, ten (10) business days and, in the case of any registration subsequent to the Initial Offering, two (2) business days prior to the initial public filing of any Eligible Registration Statement. Such notice from the Company shall state the intended method of distribution of the Registrable Securities included in such Eligible Registration Statement. The Company shall afford (i) each such Piggyback Holder that is a Non-Invus Stockholder the opportunity to include in such Eligible Registration Statement Registrable Securities up to the Threshold Amount and (ii) to the extent such registration is not pursuant to Section 3.2, the Invus Transferee Group the opportunity to include in such Eligible Registration Statement such number of Registrable Securities as they request.

Each Piggyback Holder desiring to include in any such Eligible Registration Statement Registrable Securities held by it shall, in the case of the Initial Offering, within ten (10) business days and, in the case of any registration subsequent to the Initial Offering, one (1) business day after the above-described notice from the Company, so notify the Company in writing. Any notice from a Piggyback Holder shall (i) specify the amount of Registrable Securities (up to the Threshold Amount) that such Piggyback Holder would like to include in such Eligible Registration Statement and (ii) include the agreement of such Piggyback Holder to participate in any related underwritten offering on the same terms as the other participating Holders and shall be irrevocable unless the Invus Transferee Group (to the extent any member thereof is a participating Holder in such registration) agrees in writing that it may be withdrawn; provided that such notice to participate shall terminate on the date that is six (6) months after the Participation Effective Date if the related offering has not been consummated prior to such date. Upon such written notice from a Piggyback Holder, the Company will use its reasonable best efforts to effect the registration under the Securities Act of all Registrable Securities which such Piggyback Holder has requested to be registered. If a Piggyback Holder decides not to or is unable to include all of its Registrable Securities in any Eligible Registration Statement filed by the Company, such Piggyback Holder shall nevertheless continue to have the right to include Registrable Securities in any subsequent Eligible Registration Statement as may be filed by the Company, all upon the terms and conditions set forth herein.

(b) Underwriting. If the Eligible Registration Statement under which the Company gives notice under this Section 3.3 is for an underwritten offering, the Company shall so advise the Piggyback Holders. In such event, unless otherwise consented to by the Invus Group, the right of any such Piggyback Holder to be included in an Eligible Registration Statement pursuant to this Section 3.3 shall be conditioned upon such Piggyback Holder’s participation in such underwriting by executing and delivering a custody agreement and power of attorney in form and substance reasonably satisfactory to the Company and the Invus Transferee Group (to the extent any member thereof is a participating Holder in such registration) with respect to such Registrable Securities (the “Custody Agreement and Power of Attorney”). The Custody Agreement and Power of Attorney will provide, among other things, that (i) the Piggyback Holder will, to the extent applicable, deliver to and deposit in custody with the custodian and attorney-in-fact named therein one or more certificates representing such Registrable Securities, accompanied by duly executed stock powers in blank, and irrevocably appoint said custodian and attorney-in-fact with full power and authority to act under the Custody Agreement and Power of Attorney on such Piggyback Holder’s behalf with respect to the matters specified therein, including, but not limited to, the entry into an underwriting agreement (the “Underwriting Agreement”) in customary form with the underwriter(s) and such other documents and agreements reasonably required in connection with such registration or offering and (ii) the Piggyback Holder will perform its obligations under such Underwriting Agreement and any other agreement entered into in connection with such registration and/or offering. Such Piggyback Holder also agrees to execute such other documents and agreements as the Company or the Invus Transferee Group (to the extent any member thereof is a participating Holder in such registration) may reasonably request to effect the provisions of this Section 3.3 and any transactions contemplated hereby.

(c) Priority on Piggyback Registrations. Notwithstanding any other provision of this Article 3, if the lead managing underwriter or underwriters advise, in the case of a requested registration pursuant to Section 3.2, the Invus Transferee Group and, in all other cases, the Company that marketing factors (including, but not limited to, an adverse effect on the per share offering price) require a limitation of the number of shares to be included in an underwritten offering (including Registrable Securities), then the Invus Transferee Group or the Company, as the case may be, shall so advise all Piggyback Holders of Registrable Securities who have requested to participate in such offering, that (i) if the requested registration is pursuant to Section 3.2, the number of shares that may be included in the underwriting shall be allocated to the Invus Transferee Group and the Piggyback Holders of such Registrable Securities who have duly requested shares to be included therein (whether pursuant to Section 3.2 or 3.3) on a pro rata basis based on the number of Registrable Securities held by the Invus Transferee Group and all such Piggyback Holders, and (ii) if the requested registration is not pursuant to Section 3.2, the number of shares that may be included in the underwriting shall be allocated first to the Company for its own account and second to the Piggyback Holders who have duly requested shares to be included therein pursuant to Section 3.3 on a pro rata basis based on the number of Registrable Securities held by all such Piggyback Holders; provided in each case that any shares so allocated to any such Piggyback Holder that exceed the number of Registrable Securities to be registered pursuant to such Piggyback Holder’s request will be reallocated among all such remaining parties in a like manner. For any Piggyback Holder which is a partnership, limited liability company or corporation, the partners, members or stockholders, as applicable, of such Piggyback Holder, and the estates and Family Members of any such partners, members and stockholders and any trusts for the benefit of any of the foregoing person(s) shall be deemed to be a single “Piggyback Holder,” and any pro rata reduction with respect to such “Piggyback Holder” pursuant to Section 3.3(c) shall be based upon the aggregate amount of shares carrying registration rights owned by all Persons deemed to constitute such “Piggyback Holder” (as defined in this sentence).

3.4 Form S-3 Registration.

(a) If the Company shall receive a written request from the Invus Transferee Group that the Company effect a registration on Form S-3 (or any successor to Form S-3) or any similar shelf registration statement under the Securities Act covering the registration of all or a portion of the Registrable Securities owned by the Invus Transferee Group (or any member(s) thereof), then the Company shall, subject to the limitations of this Section 3.4, effect, as expeditiously as reasonably possible, such requested registration under the Securities Act of all Registrable Securities that the Invus Transferee Group, and any Piggyback Holders pursuant to their rights under Section 3.3, request to be so registered; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 3.4:

(i) if Form S-3 (or any successor to Form S-3) is not available for such offering by the Invus Transferee Group; or

(ii) if the Invus Transferee Group, together with the Registrable Securities requested to be registered by any Piggyback Holders pursuant to Section 3.3, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than fifty million dollars ($50,000,000.00).

(b) Shelf-Take Downs. At any time that a shelf registration statement covering Registrable Securities pursuant to this Section 3.4 is effective, if the Invus Transferee Group delivers a notice to the Company (a “Take-Down Notice”) stating that it intends to effect an underwritten offering of all or part of its Registrable Securities included on the shelf registration statement (a “Shelf Underwritten Offering”) and stating the number of Registrable Securities to be included in the Shelf Underwritten Offering, then the Company shall promptly amend or supplement the shelf registration statement as may be necessary in order to enable such Registrable Securities to be distributed pursuant to the Shelf Underwritten Offering. In connection with any Shelf Underwritten Offering:

(i) the Company shall also deliver the Take-Down Notice to the other Holders of Registrable Securities that have been included on such shelf registration statement and permit such Holders to include their Registrable Securities included on the shelf registration statement in the Shelf Underwritten Offering if such Holder notifies the Invus Transferee Group and the Company within one (1) business day after delivery of the Take-Down Notice to such Holder; and

(ii) in the event that the lead managing underwriter or the underwriters advise the Invus Transferee Group that marketing factors (including, but not limited to, an adverse effect on the per share offering price) require a limitation on the number of shares to be included in such Shelf Underwritten Offering, then the Invus Transferee Group or the Company, as the case may be, shall so advise all Holders of Registrable Securities who have requested to participate in such Shelf Underwritten Offering and the shares to be included in such Shelf Underwritten Offering shall be determined in the same manner as described in Section 3.3(c) with respect to a limitation of shares to be included in a registration.

3.5 Termination, Effectiveness, Postponement and Suspension of Registration.

(a) Right to Terminate Registration. If the Invus Transferee Group determines for any reason not to proceed with any proposed registration requested pursuant to Section 3.2, the Invus Transferee Group shall promptly notify the Company in writing. Upon receipt of such notice, the Company shall withdraw or terminate such registration whether or not any Piggyback Holder has elected to include any Registrable Securities in such registration. In addition, the Company shall have the right to withdraw or terminate any proposed registration initiated by it, whether or not any Piggyback Holder has elected to include Registrable Securities in such registration. The Company shall promptly give notice of the withdrawal or termination of any registration, whether requested pursuant to Section 3.2 or initiated by the Company, to any Piggyback Holder who has elected to participate in such registration. The Registration Expenses of any such withdrawn or terminated registration shall be borne by the Company in accordance with Section 3.6.

(b) Effectiveness of the Registration Statement. The Company shall maintain the effectiveness of the Eligible Registration Statement for a period of at least one hundred and eighty (180) days (two (2) years for a shelf registration statement filed pursuant to Section 3.4, which shall be extended in accordance with Section 3.5(c)) after the effective date thereof or such shorter period during which all Registrable Securities included in such Eligible Registration Statement have actually been sold.

(c) Postponement or Suspension of Registration. If the filing, initial effectiveness or continued use of an Eligible Registration Statement, including a shelf registration statement pursuant to Section 3.4, in respect of a registration pursuant to this Agreement at any time would require the Company to make a public disclosure of material non-public information, which disclosure in the good faith judgment of the Board (after consultation with external legal counsel) (a) would be required to be made in any registration statement so that such registration statement would not contain a material misstatement or omission, (b) would not be required by applicable law or regulation to be made at such time but for the filing, effectiveness or continued use of such Eligible Registration Statement and (c) would reasonably be expected to have a material adverse effect on the Company or its business or on the Company’s ability to effect a material proposed acquisition, disposition, financing, reorganization, recapitalization or similar transaction, then the Company may, upon giving prompt written notice of such determination to the Holders participating in such registration, delay the filing or initial effectiveness of, or suspend the use of, such Eligible Registration Statement; provided, that the Company shall not be permitted to do so (x) more than two times during any twelve (12) month period or (y) for a period exceeding thirty (30) days (unless a longer period is consented to by the Invus Transferee Group (to the extent any member thereof is a participating Holder in the registration)) on any one occasion (the “Suspension Period”). In the event the Company exercises its rights under the preceding sentence, such Holders agree to suspend, promptly upon their receipt of the notice referred to above, their use of any prospectus relating to such registration in connection with any sale or offer to sell Registrable Securities. If so requested by the Company, all Holders registering shares under such Eligible Registration Statement shall use their reasonable best efforts to deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in such Holders’ possession, of the prospectus relating to such Registrable Securities at the time of receipt of such notice. The Company agrees that, in the event it exercises its rights under this Section 3.5(c), it shall (i) promptly notify such Holders of the termination or expiration of any Suspension Period, (ii) within thirty (30) days after delivery of the notice referred to above (unless a longer period is consented to by the Invus Transferee Group (to the extent any member thereof is a participating Holder in the registration)), resume the process of filing or request for effectiveness, or update the suspended registration statement, as the case may be, as may be necessary to permit the Holders to offer and sell their Registrable Securities in accordance with applicable law and (iii) if an Eligible Registration Statement that was already effective had been suspended as result of the exercise of such rights by the Company, promptly notify such Holders after the termination or expiration of any Suspension Period of the applicable time period during which the Eligible Registration Statement is to remain effective, which shall be extended by a period of time equal to the duration of the Suspension Period.

3.6 Expenses of Registration. Except as specifically provided herein, all Registration Expenses incurred in connection with any registration under Sections 3.2, 3.3 and 3.4 herein shall be borne by the Company. All Selling Expenses incurred in connection with any registrations hereunder, shall be borne by the Holders of the securities so registered pro rata on the basis of the number of securities sold in connection with such registration. For the avoidance of doubt, Selling Expenses incurred in connection with any registration hereunder relating to securities sold by the Company shall be borne by the Company.

3.7 Obligations of the Company. If and whenever the Company is required to effect the registration of any Registrable Securities under the Securities Act as provided in Sections 3.2, 3.3 and 3.4 herein, the Company shall effect such registration to permit the sale of such Registrable Securities in accordance with the intended method or methods of distribution thereof, and pursuant thereto the Company shall cooperate in the sale of the securities and shall, as expeditiously as reasonably possible:

(a) Prepare and file with the SEC an Eligible Registration Statement or Eligible Registration Statements on such form as shall be available for the sale of the Registrable Securities by the Holders thereof or by the Company in accordance with the intended method of distribution thereof, and use its reasonable best efforts to cause such registration statement to become effective and to remain effective as provided in Section 3.5(b).

(b) Prepare and file with the SEC such amendments and supplements to such Eligible Registration Statement and the prospectus used in connection with such Eligible Registration Statement as may be necessary to comply with the provisions of the Securities Act with respect to the distribution of all securities covered by such Eligible Registration Statement for the period set forth in Section 3.5(b) above; provided, that before filing an Eligible Registration Statement or prospectus, or any amendments or supplements thereto, upon the request of the Invus Transferee Group, the Company will (i) furnish to each Stockholder Counsel copies of all documents proposed to be filed, which documents will be subject to the reasonable review of such Stockholder Counsel, (ii) provide the Invus Transferee Group and the Bishop Holder (to the extent participating in such registration) reasonable opportunity to comment on the registration statement, prospectus, or any amendments or supplements thereto, and (iii) make such of the representatives of the Company as shall be reasonably requested by the Invus Transferee Group and the Bishop Holder (to the extent participating in such registration) available for discussion of such documents.

(c) Furnish without charge to the Holders of Registrable Securities covered by such registration statement, the underwriters, if any, and each Stockholder Counsel, such number of copies of the Eligible Registration Statement (including all exhibits filed therewith, including any documents incorporated by reference) and the prospectus included in such registration statement, including a preliminary prospectus, summary prospectus and each amendment and supplement thereto, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the distribution of Registrable Securities owned by them. The Company hereby consents to the use of such prospectus and each amendment or supplement thereto by each of the selling Holders of Registrable Securities and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by such prospectus and any such amendment or supplement thereto.

(d) Prior to any public offering of Registrable Securities, use its reasonable best efforts to register and qualify or cooperate with the selling Holders of Registrable Securities, the underwriters, if any, and each Stockholder Counsel and counsel for the underwriters in connection with the registration or qualification (or exemption from such registration or qualification) of the securities covered by such Eligible Registration Statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by such Holders and to keep each such registration or qualification (or exemption therefrom) effective during the period such Eligible Registration Statement is required to be kept effective; provided, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business, subject itself to taxation or file a general consent to service of process in any such states or jurisdictions.

(e) Use its reasonable best efforts to (1) list such Registrable Securities on each national securities exchange on which such securities are then listed if such Registrable Securities are not already so listed and if such listing is then permitted under the rules of such exchange prior to the effectiveness of such registration statement and (2) provide and cause to be maintained a transfer agent and registrar for such Registrable Securities covered by such registration statement no later than the effective date of such registration statement.

(f) Enter into and perform its obligations under such customary agreements, including, in the event of any underwritten public offering, an underwriting agreement, in usual and customary form, which shall include, at the option of the Invus Transferee Group (to the extent any member thereof is a participating Holder in the registration), indemnification and contribution provisions and procedures either substantially similar to those contained in the underwriting agreement used in the Initial Offering or substantially to the effect set forth in Section 3.9 hereof, with the underwriter(s) of, and selling Holders of Registrable Securities participating in, such offering, and deliver customary certificates, in each case, in connection with such offering.

(g) Notify each Holder of Registrable Securities covered by such Eligible Registration Statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the Company’s becoming aware that the prospectus included in such Eligible Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing. The Company will use its reasonable best efforts to amend or supplement such prospectus in order to cause such prospectus not to include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing. Such notice shall notify such Holders only of the occurrence of such an event and shall not be required to provide additional information regarding such event to the extent such information would constitute material non-public information.

(h) Use its reasonable best efforts to furnish to the underwriters, if any, and the Holders of Registrable Securities being registered, on the date that the underwriting agreement is entered into, letters, dated as of such date, from the independent certified public accountants of the Company and any acquired entity for which financial statements are included or incorporated by reference in such registration statement, in form, substance and scope as is customarily given by independent certified public accountants to underwriters in an underwritten public offering with respect to such financial statements and certain financial information addressed to each of the underwriters, if any, and each of the Holders of Registrable Securities being registered (unless such accountants shall be prohibited from so addressing such letters to Holders of Registrable Securities by applicable standards of the accounting profession).

(i) Use its reasonable best efforts to furnish to the underwriters, if any, and, in the case of clause (2), the Holders of Registrable Securities being registered, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, (1) an opinion and a negative assurance letter, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form, substance and scope as is customarily given to underwriters in an underwritten public offering by counsel to the registrant, addressed to each of the underwriters, if any, and (2) bring-down comfort letters, dated as of such date, from the independent certified public accountants of the Company and any acquired entity for which financial statements are included or incorporated by reference in such registration statement, in form, substance and scope as is customarily given by independent certified public accountants to underwriters in an underwritten public offering with respect to such financial statements and certain financial information addressed to each of the underwriters, if any, and each of the Holders of Registrable Securities being registered (unless such accountants shall be prohibited from so addressing to Holders of Registrable Securities such letters by applicable standards of the accounting profession).

(j) In respect of any offering other than the Initial Offering, provide each Stockholder Counsel opportunities to conduct a reasonable investigation within the meaning of the Securities Act and make available for inspection by any selling Holder of Registrable Securities covered by such registration statement, by any underwriter participating in any distribution to be effected pursuant to such registration statement and by any attorney, accountant or other agent retained by any such selling Holder of Registrable Securities or any such underwriter, all pertinent financial and other records, pertinent corporate documents and properties of the Company, and cause all of the Company’s officers, directors and employees to supply all information reasonably requested by any such selling Holder of Registrable Securities, underwriter, attorney, accountant or agent in connection with such registration (subject to, if requested by the Company, each party referred to in this clause (j) entering into customary confidentiality agreements in a form reasonably acceptable to the Company). Without limiting the foregoing, no such information shall be used by such Person as the basis for any market transactions in securities of the Company in violation of law.

(k) (i) Make every reasonable effort to prevent the issuance of any stop order suspending the effectiveness of the registration statement or of any order preventing or suspending the use of any preliminary prospectus and, if any such order is issued, to obtain the withdrawal of any such order as promptly as reasonably possible and (ii) notify each Stockholder Counsel and the managing underwriter or agent, immediately, and confirm the notice in writing, of the issuance by the SEC of any such stop order or order, or the suspension of the qualification of the registration statement for offering or sale in any jurisdiction, or of the institution or threatening of any proceedings for any of such purposes.

(l) Use its reasonable best efforts (taking into account the Company’s business needs) to make available the executive officers of the Company to participate at the request of the lead managing underwriter(s) in any “road shows” that may be reasonably requested by the Holders in connection with the distribution of Registrable Securities.

(m) Cooperate with each selling Holder of Registrable Securities and each underwriter or agent participating in the distribution of such Registrable Securities and their respective counsel in connection with any filings required to be made with the Financial Industry Regulatory Authority.

(n) Use its reasonable best efforts to take all other steps reasonably necessary to effect the registration and/or complete any related offering of the Registrable Securities as contemplated hereby (including furnishing to the underwriters such further certificates, opinions and documents as the underwriters may reasonably request).

3.8 Delay of Registration; Furnishing Information.

(a) No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any registration of Registrable Securities as the result of any controversy that might arise with respect to the interpretation or implementation of this Article 3.

(b) It shall be a condition precedent to the obligations of the Company to take any action pursuant to Sections 3.2, 3.3 or 3.4 with respect to a selling Holder that such selling Holder shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of distribution of such securities as required by Section 3.12 or as otherwise reasonably requested by the Company.

3.9 Indemnification. In the event any Registrable Securities are included in an Eligible Registration Statement under Sections 3.2, 3.3 or 3.4:

(a) To the fullest extent permitted by law, the Company will indemnify and hold harmless each Holder of Registrable Securities whose Registrable Securities are covered by an Eligible Registration Statement or prospectus, the partners, members, directors and officers of such Holder, any underwriter (as defined in the Securities Act) and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act (collectively, the “Non-Company Indemnified Parties”), against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or suits, actions or proceedings in respect thereof) and reasonable documented expenses that arise out of or are based upon any of the following statements, omissions or violations by the Company: (i) any untrue statement or alleged untrue statement of a material fact contained in such Eligible Registration Statement or incorporated by reference therein, including any preliminary prospectus, final prospectus or summary prospectus contained therein or any amendments or supplements thereto or any document incorporated by reference therein, or any other such disclosure document (including reports and other documents filed under the Exchange Act and any document incorporated by reference therein) or related document or report, (ii) any omission or alleged omission to state therein a material fact required to be stated therein (in the case of an Eligible Registration Statement only), or necessary to make the statements therein not misleading, in the case of a prospectus, in the light of the circumstances when they were made, or (iii) any violation or alleged violation by the Company or any of its subsidiaries of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any federal, state, foreign or common law, rule or regulation in connection with the offering covered by such Eligible Registration Statement (collectively, a “Violation”); and the Company will reimburse each such

Non-Company Indemnified Party for any reasonable legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, suit, action or proceeding; provided, however, that the indemnity agreement contained in this Section 3.9(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, suit, action or proceeding if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, delayed or conditioned, nor shall the Company be liable in any such case for any such loss, claim, damage, liability, suit, action or proceeding to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such Eligible Registration Statement by such Non-Company Indemnified Party.

(b) To the fullest extent permitted by law, each prospective selling Holder of Registrable Securities will, severally and not jointly, indemnify and hold harmless the Company, each of its directors, officers, employees, agents, representatives, and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, any underwriter (as defined in the Securities Act) and any other Holder selling securities under such Eligible Registration Statement or any of such other Holder’s partners, members, directors or officers or any person who controls such other Holder within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, employee, agent, representative, controlling person, underwriter or such other Holder, or partner, member, director, officer or controlling person of such other Holder may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or suits, actions or proceedings in respect thereof) and reasonable documented expenses that arise out of or are based upon any of the following statements, omissions or violations: (i) any untrue statement or alleged untrue statement of a material fact contained in such Eligible Registration Statement or incorporated by reference therein, including any preliminary prospectus, final prospectus or summary prospectus contained therein or any amendments or supplements thereto or any document incorporated by reference therein, or any other such disclosure document (including reports and other documents filed under the Exchange Act and any document incorporated by reference therein) or related document or report, (ii) any omission or alleged omission to state therein a material fact required to be stated therein (in the case of an Eligible Registration Statement only), or necessary to make the statements therein not misleading, in the case of a prospectus, in the light of the circumstances when they were made, or (iii) any violation or alleged violation by the Company or any of its subsidiaries of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any federal, state, foreign or common law, rule or regulation in connection with the offering covered by such Eligible Registration Statement (collectively, a “Holder Violation”), in each case to the extent (and only to the extent) that such Holder Violation occurs in reliance upon and in conformity with written information furnished by such indemnifying Holder expressly for use in connection with such Eligible Registration Statement; and each such indemnifying Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, employee, agent, representative, controlling person, underwriter or other Holder, or partner, member, director, officer or controlling person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability, suit, action or proceeding if it is judicially determined that there was such a Holder Violation; provided, however, that the indemnity agreement contained in this Section 3.9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, suit, action or proceeding if such settlement is effected without the consent of such indemnifying Holder, which consent shall not be unreasonably withheld, delayed or conditioned; provided, further, that in no event shall any indemnity under this Section 3.9(b) exceed the net proceeds from the offering received by such indemnifying Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

(c) Promptly after receipt by an indemnified party under paragraph (a) or (b) of this Section 3.9 (an “Indemnified Party”) of written notice of the commencement of any claim, damage, suit, action or proceeding (including any governmental or regulatory investigation) being brought or asserted against it, such Indemnified Party will, if a claim in respect thereof is to be made against any indemnifying party under paragraph (a) or (b) of this Section 3.9 (an “Indemnifying Party”), deliver to the Indemnifying Party a written notice of the commencement thereof; provided, that the failure of the Indemnified Party to deliver written notice to the Indemnifying Party shall not relieve it from any liability it may have under paragraph (a) or (b) of this Section 3.9 except to the extent such failure has materially prejudiced the Indemnifying Party’s ability to defend such action (through the forfeiture of substantive rights or defenses). The Indemnifying Party shall have the right to participate in, and, to the extent the Indemnifying Party so desires, jointly with any other Indemnifying Party who has received a similar notice, to assume the defense thereof with counsel reasonably satisfactory to the Indemnified Party to represent the Indemnified Party in such proceeding and shall pay the fees and expenses of such counsel relating to such proceeding, and after notice from the Indemnifying Party to the Indemnified Party of its election so to assume the defense thereof, the Indemnifying Party shall not, except as specified below, be liable to such Indemnified Party under paragraph (a) or (b) above, as the case may be, for any legal expenses of other counsel. In any such proceeding, an Indemnified Party shall have the right to retain its own counsel, with the fees and expenses to be paid by the Indemnified Party; provided the Indemnifying Party will pay the reasonable fees and expenses of such counsel if (i) the Indemnifying Party and the Indemnified Party shall have so mutually agreed; (ii) the Indemnifying Party has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Party; (iii) the Indemnified Party shall have reasonably concluded, based on the advice of counsel, that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Party; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interest between them. It is understood and agreed that the Indemnifying Party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel that is required to effectively defend against any such proceeding) for all Indemnified Parties, and that all such fees and expenses shall be paid or reimbursed promptly. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent (which shall not be unreasonably withheld, delayed or conditioned), but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Party agrees to indemnify each Indemnified Party from and against any loss or liability by reason of such settlement or judgment. No Indemnifying Party shall, without the written consent of the Indemnified Party (which shall not be unreasonably withheld, delayed or conditioned), effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Party is or could have been a party and indemnification could have been sought hereunder by such Indemnified Party, unless such settlement (x) includes an unconditional release of such Indemnified Party, in form and substance reasonably satisfactory to such Indemnified Party, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Party.

(d) If the indemnification provided for in this Section 3.9 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any losses, claims, damages or liabilities referred to herein, the Indemnifying Party, in lieu of indemnifying such Indemnified Party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the actions that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, that in no event shall any contribution by a Holder hereunder exceed the net proceeds from the offering made under such Eligible Registration Statement received by such Holder.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 3.9(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(e) The obligations of the Company and Holders under this Section 3.9 shall survive completion of any offering of Registrable Securities in an Eligible Registration Statement and the termination of this Agreement.

(f) The obligations of the parties under this Section 3.9 will be in addition to any liability, without duplication, which any party may otherwise have to any other party.

3.10 Limitation on Subsequent Registration Rights. After the date of this Agreement, the Company shall not, without the prior written consent of the Invus Group, enter into any agreement or arrangement with any holder or prospective holder of any securities of the Company that would grant such Person registration rights that would have priority over the Registrable Securities with respect to the inclusion of such securities in any registration. In the event registration rights are granted to any Person after the date of this Agreement, for purposes of this Agreement, such Person shall be deemed to have the rights and obligations of a Piggyback Holder and the provisions described in Section 3.3(c) with respect to a limitation of the number of shares to be included in a registration shall apply to such Person, who shall continue to be subject to the obligations and any limitations on such Person contained in any such agreement or arrangement granting such Person registration rights. In addition, in the event the Company engages in a merger or consolidation in which the Equity Securities are converted into securities of another Person, the Company will use its reasonable best efforts to make appropriate arrangements so that the registration rights provided under this Agreement continue to be provided by the issuer of such securities. To the extent such new issuer, or any other Person acquired by the Company in a merger or consolidation, was bound by registration rights that would conflict with the provisions of this Agreement, the Company will use its reasonable best efforts to modify any such “inherited” registration rights so as not to interfere in any material respects with the rights provided under this Agreement, unless otherwise agreed to in writing by the Invus Group.

3.11 “Market Stand-Off” Agreement. Each Holder hereby agrees that such Holder shall not Transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale or other Transfer, any Equity Security held by such Holder (other than those included in the registration) for a period specified by the representative(s) of the underwriters of Registrable Securities not to exceed one hundred and eighty (180) days following the effective date of a registration statement of the Company filed under the Securities Act or, in the case of a Shelf Underwritten Offering, the date of the pricing of such offering. The Company may impose stop transfer instructions with respect to any Equity Security subject to the foregoing restriction until the end of said one hundred and eighty (180) day or shorter period.

3.12 Agreement to Furnish Information. Each Holder agrees to execute and deliver such other agreements as may be reasonably requested by the Company or the representative(s) of the underwriter(s) that are consistent with the Holder’s obligations under Section 3.11 or that are necessary to give further effect thereto. In addition, if requested by the Company or such representative(s), each Holder who has Registrable Securities to be included in an Eligible Registration Statement shall provide, within, in the case of the Initial Offering, ten (10) business days and, in the event of a registration subsequent to the Initial Offering, one (1) business day of such request, such information relating to themselves, the Registrable Securities held by them and the registration and the intended method of distribution of the Registrable Securities as may be reasonably requested by the Company or such representative(s) in connection with the completion of any public offering of the Company’s securities pursuant to such Eligible Registration Statement. The underwriters of Registrable Securities are intended third party beneficiaries of Sections 3.11 and 3.12 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto.

3.13 Rule 144 Reporting. With a view to making available to the Holders the benefits of certain rules and regulations of the SEC, which may permit the sale of the shares of Common Stock to the public without registration, the Company agrees to use its reasonable best efforts to:

(a) make and keep public information available, as those terms are understood and defined in Rule 144, at all times after the Initial Effective Time; and

(b) file with the SEC, in a timely manner, all reports and other documents required of the Company under the Securities Act and the Exchange Act at any time after the Initial Effective Time.

Upon the request of any Holder of Registrable Securities, the Company shall deliver to such Holder a written statement as to whether it has complied with the foregoing requirements.

ARTICLE 4. COVENANTS AND AGREEMENTS.

4.1 Basic Financial Information and Reporting.

(a) To the extent requested by a Non-Invus Stockholder that holds (together with its affiliates) more than 3% of the outstanding Common Stock, as soon as practicable after the end of each fiscal year of the Company, and in any event within ninety (90) days thereafter, the Company will furnish such Non-Invus Stockholder a balance sheet of the Company, as at the end of such fiscal year, and a statement of income and a statement of cash flows of the Company, for such year, all prepared in accordance with generally accepted accounting principles consistently applied (except as noted therein) and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail. Such financial statements shall be audited and shall be accompanied by a report and opinion thereon by independent public accountants selected by the Board.

(b) To the extent requested by a Non-Invus Stockholder that holds (together with its affiliates) more than 3% of the outstanding Common Stock, the Company will furnish such Non-Invus Stockholder, as soon as practicable after the end of the first, second and third quarterly accounting periods in each fiscal year of the Company, and in any event within forty-five (45) days thereafter, a balance sheet of the Company as of the end of each such quarterly period, and a statement of income and a statement of cash flows of the Company for such period and for the current fiscal year to date, prepared in accordance with generally accepted accounting principles consistently applied (except as noted therein), with the exception that no notes need be attached to such statements and year-end audit adjustments may not have been made, and with quarterly projected budgets and variances compared to actual financial statements attached.

(c) This Section 4.1 shall expire and terminate as to each Holder upon the earlier to occur of (i) the Initial Effective Time and (ii) a Change in Control.

4.2 Confidentiality. Each Holder agrees to keep confidential any information furnished by the Company pursuant to this Agreement that the Company identifies as being confidential or proprietary, and to use the same degree of care as such Holder uses to protect its own confidential information to keep such information confidential. Notwithstanding the foregoing, such Holder may disclose such proprietary or confidential information (i) to any directors, officers, employees, partners, members, subsidiaries, parent, agent and adviser (“Representatives”) of such Holder who have a reasonable need to know such information for the purpose of monitoring its investment in the Company as long as such Representative is advised of the confidentiality provisions of this Section 4.2; provided such Holder shall be responsible for the breach of this Section 4.2 by any such Representative; (ii) at such time as it enters the public domain through no fault of such Holder or its Representatives; (iii) that is developed by such Holder or its Representatives independently of and without reference to any confidential information communicated by the Company or (iv) to the extent required by applicable law or legal process, regulation or regulatory process, subpoena or the listing standards of any national securities exchange; provided however, that (A) such Holder shall as promptly as practicable (and, if practicable and permitted by applicable law, prior to disclosing such confidential information) notify the Company of the existence of, and basis for, such required disclosure and (B) if requested by the Company, such Holder shall reasonably cooperate with the Company (at the expense of the Company) in seeking to obtain a protective order or other reliable assurance that confidential treatment shall be accorded to the confidential information so disclosed. Each Holder agrees to use any information provided to it pursuant to this Agreement for the sole purpose of monitoring its investment in the Company.

4.3 Directors’ Liability and Indemnification. On and after the Initial Effective Time, the Company’s Certificate of Incorporation and Bylaws shall provide (a) for elimination of the liability of director to the maximum extent permitted by law and (b) for indemnification of directors for acts on behalf of the Company (including, without limitation, the advancement of expenses (including attorney’s fees) incurred in appearing at, participating in or defending any applicable proceeding in advance of its final disposition or in connection with a proceeding brought to establish or enforce a right to indemnification or advancement of expenses) to the maximum extent permitted by law; provided however that except with respect to proceedings to enforce rights to indemnification or advancement of expenses or with respect to any compulsory counterclaim brought by such director, the Company shall indemnify any such director in connection with a proceeding (or part thereof) initiated by such director only if such proceeding (or part thereof) was authorized by the Board.

4.4 IPO Charitable Contributions. Each Holder consents and agrees to the making of the IPO Charitable Contributions in such amount as determined by the Company in its sole discretion and hereby irrevocably waives any objection (which it might now or hereafter have) thereto.

4.5 Transfer Agent. Each Holder agrees to abide by the policies and procedures of the transfer agent, if any, appointed by the Company with respect to any Equity Securities.

ARTICLE 5. PARTICIPATION RIGHTS.

5.1 Subsequent Offerings to the Invus Participation Group. Subject to applicable securities laws and Section 5.5, each Non-Invus Stockholder shall have a right to purchase its pro rata share of all Equity Securities that the Company may, from time to time, propose to sell and issue to the Invus Transferee Group (or any member(s) thereof) or an Invus Affiliate (together, the “Invus Participation Group” after the date of this Agreement (whether as a lead investor or as a co-investor), other than the Equity Securities excluded by Section 5.5 hereof. Each Non-Invus Stockholder’s pro rata share shall be equal to the ratio of (a) the number of shares of the Capital Stock held by such Non-Invus Stockholder immediately prior to the issuance of such Equity Securities to (b) the total number of shares of the outstanding Capital Stock (including any Common Stock issuable upon the conversion or exercise of any of the outstanding Equity Securities) held by all Holders (including the Invus Participation Group) immediately prior to the issuance of the Equity Securities.

5.2 Exercise of Rights. If the Company proposes to issue any Equity Securities to the Invus Participation Group (except in the case of a bona fide sale of equity securities under Section 5.5 below), it shall give each Non-Invus Stockholder written notice of its intention, describing the Equity Securities being issued to the Invus Participation Group and the price and the terms and conditions upon which the Company proposes to issue the same. Each Non-Invus Stockholder shall have ten (10) days from the giving of such notice to agree to purchase its pro rata share of the Equity Securities for the price and upon the terms and conditions specified in the notice by giving written notice to the Company and stating therein the quantity of Equity Securities to be purchased. Notwithstanding the foregoing, the Company shall not be required to offer or sell such Equity Securities to any Non-Invus Stockholder who would cause the Company to be in violation of applicable federal securities laws by virtue of such offer or sale.

5.3 Issuance of Equity Securities to the Invus Participation Group. The Company shall have one hundred and eighty (180) days after the giving of the notice provided pursuant to Section 5.2 to sell the Equity Securities in respect of which the Non-Invus Stockholder’s rights were not exercised at a price and upon general terms and conditions not materially more favorable to the Invus Participation Group than specified in the Company’s notice to the Non-Invus Stockholders pursuant to Section 5.2. If the Company has not sold such Equity Securities within one hundred and eighty (180) days of the notice provided pursuant to Section 5.2, the Company shall not thereafter issue or sell any Equity Securities, without first offering such securities to the Non-Invus Stockholders in the manner provided above.

5.4 Termination and Waiver of Participation Rights. The participation rights established by this Section 5 shall not apply to, and shall terminate upon the earlier of (i) the Initial Effective Time or (ii) a Change in Control. The participation rights established by this Section 5 may be amended, or any provision waived with the written consent of (i) the Invus Transferee Group and (ii) the Non-Invus Stockholders holding at least a majority of the Registrable Securities held by all Non-Invus Stockholders, or as permitted by Section 7.8.

5.5 Excluded Securities. The participation rights established by this Section 5 shall not be available to any shareholder with regard to the issuance of any of the following Equity Securities:

(a) shares of Common Stock and/or options, warrants or other purchase rights and the Common Stock issued pursuant to such options, warrants or other purchase rights (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like after the date hereof) issued or to be issued after the first date that any such securities were issued to employees, officers or directors of, or consultants to the Company or any subsidiary, pursuant to stock purchase or stock option plans or other arrangements that are or have been approved by the Board; provided, however, that neither the Invus Group nor any director nominees of the Invus Group shall be awarded any such options or equity prior to the Initial Offering;

(b) shares of Common Stock issued to all holders of affected securities of the Company in connection with any stock split, stock dividend or recapitalization by the Company approved by the Board;

(c) shares of Common Stock issued upon conversion of shares of the Company’s preferred stock, if any;

(d) any Equity Securities issued pursuant to any equipment loan or leasing arrangement, real property leasing arrangement, or debt financing from a bank or similar financial or lending institution approved by the Board;

(e) any Equity Securities that are issued by the Company pursuant to a registration statement filed under the Securities Act; or

(f) any Equity Securities (including options or warrants) issued in connection with lending arrangements; provided, however, that pro rata participation as a lender was offered to the Non-Invus Stockholders in connection with such lending arrangements.

ARTICLE 6. TAG-ALONG AND DRAG-ALONG RIGHTS.

6.1 Tag-Along Rights. (a) Except in the case of a Permitted Transfer (other than pursuant to clause (D) of the definition thereof), sales pursuant to Article 3 or sales pursuant to Rule 144, prior to any member of the Invus Group (the “Tag Along Seller”) Transferring any of its Capital Stock (including a Transfer of Capital Stock to the Company), the Tag Along Seller shall deliver to each Tag Along Offeree, a notice (the “Transfer Notice”) setting forth the principal proposed terms and conditions of the proposed Transfer, including (i) the number of shares of the Capital Stock which the Tag Along Seller proposes to Transfer (the “Transfer Shares”); (ii) the name and address of the transferee to whom the Tag Along Seller proposes to transfer such shares (the “Prospective Acquirer”); and (iii) the proposed price (or the formula pursuant to which such purchase price will be determined) and payment terms for said Transfer Shares, including, if such payment is in a form other than cash or cash equivalent, a good faith estimate of such property’s fair market value. Upon receipt of the Transfer Notice, the Tag Along Offeree shall have the right, at the Tag Along Offeree’s option, to require the Tag Along Seller to arrange for the sale to the Prospective Acquirer (on terms and conditions at least as favorable to the Tag Along Offeree as the terms and conditions set forth in the Transfer Notice) of such number of shares of Capital Stock of the Company owned by the Tag Along Offeree determined by multiplying the number of shares of Capital Stock of the Company then owned by the Tag Along Offeree by a fraction, the numerator of which is the number of Transfer Shares and the denominator is the total number of shares of Capital Stock owned by the Invus Group at such time (rounded down to the nearest full share). If the Prospective Acquirer will not acquire all of the Transfer Shares and the shares of Capital Stock which the Tag Along Offeree wishes to dispose of pursuant to this Section 6.1, the number of shares of Capital Stock to be Transferred by the Tag Along Seller and the Tag Along Offeree to the Prospective Acquirer shall be a number of shares equal to the number of shares which the Prospective Acquirer desires to acquire multiplied by a fraction, the numerator of which shall be the number of shares of Capital Stock owned by the Invus Group or such Tag Along Offeree, as applicable, and the denominator of which shall be the aggregate number of shares of Capital Stock owned by the Invus Group and the Tag Along Offerees (rounded down to the nearest full share). The Transfer to the Prospective Acquirer must be completed within one hundred and eighty (180) days after the receipt of the Transfer Notice by the Tag Along Offeree and if not so completed, such Transfer Shares shall then again become subject to all of the restrictions of this Agreement. The Tag Along Offeree shall, within ten (10) business days after the receipt of the Transfer Notice by the Tag Along Offeree, exercise its right under this Section 6.1 by written notice to the Tag Along Seller.

(b) If the Tag Along Offeree does not exercise its right to participate in such Transfer of Capital Stock in compliance with Section 6.1(a), including within the time periods required thereby, it shall be deemed to have waived all of its rights to participate in such (but not any subsequent) Transfer, and the Tag Along Seller shall thereafter be free to Transfer to the Prospective Acquirer, at a purchase price no greater than the purchase price set forth in the Transfer Notice (other than as a result of a change in the estimated purchase price pursuant to an adjustment mechanism described in the Transfer Notice, if the purchase price is not fixed) and on other terms and conditions which are not materially more favorable to the Tag Along Sellers than those set forth in the Transfer Notice, without any further obligations to such non-accepting Tag Along Offeree pursuant to this Section 6.1. If the Tag Along Seller wishes to Transfer to the Prospective Acquirer at a purchase price greater than the purchase price set forth in the Transfer Notice (other than as a result of a change in the estimated purchase price pursuant to an adjustment mechanism described in the Transfer Notice, if the purchase price is not fixed) or on other terms and conditions which are materially more favorable to the Tag Along Sellers than those set forth in the Transfer Notice, the Tag Along Seller shall provide a second Transfer Notice to the Tag Along Offeree and shall comply with all of its other obligations set forth in Section 6.1(a) with respect to such proposed Transfer.

(c) The exercise by the Tag Along Offeree of its right to participate in a Transfer pursuant to Section 6.1 shall be irrevocable (unless otherwise consented to by the Tag Along Seller), and the Tag Along Offeree shall be bound and obligated to Transfer on the same terms and conditions, with respect to each share Transferred, as the Tag Along Seller, up to such number of shares as the Tag Along Seller shall have specified in the Transfer Notice; provided, however, that if the principal terms of the proposed Transfer change with the result that (i) the purchase price shall be less than the purchase price set forth in the Transfer Notice (other than as a result of a change in the estimated purchase price pursuant to an adjustment mechanism described in the Transfer Notice, if the purchase price is not fixed), (ii) the number of shares to be acquired from the Tag Along Offeree is reduced (other than in accordance with the provisions set forth in Section 6.1(a)), or (iii) the other terms and conditions shall be materially less favorable to the Tag Along Offeree than those set forth in the Transfer Notice, the Tag Along Seller shall provide written notice thereof to the Company, and the Company shall promptly (and in any event within five (5) business days) deliver a copy of such notice to the Tag Along Offeree, and the Tag Along Offeree shall be permitted to withdraw from such proposed Transfer by written notice to the Tag Along Seller and the Company within five (5) business days after the receipt of such written notice by the Tag Along Offeree and upon such withdrawal the Tag Along Offeree shall be released from its obligations thereunder.

6.2 Drag-Along Rights.

(a) If any member of the Invus Group obtains from the Company or a Person who is not an Invus Affiliate (the Company or such Person, each, a “Drag Offeror”) a bona fide offer (an “Initial Drag Offer”) to purchase any or all of the shares of Capital Stock (such Capital Stock being sold by the Invus Group, the “Seller’s Stock”) held by a member of the Invus Group (each such member, a “Seller”), and such Seller wishes to accept the Initial Drag Offer, the Seller may obtain from the Drag Offeror a bona fide offer (the “Drag Along Offer”) addressed to the Carried Stockholder(s) to purchase a pro rata portion of the shares of Capital Stock held by the Carried Stockholder(s) (the “Carried Stock”) determined by multiplying the amount of the Capital Stock held by the Carried Stockholder(s) by a fraction the numerator of which is the number of shares of the Seller’s Stock and the denominator of which is the total number of shares of Capital Stock held by the Invus Group (rounded down to the nearest full share). If the Seller agrees to make a Drag Along Offer, the Seller shall deliver to the Carried Stockholder(s) a notice (the “Drag Along Notice”) setting forth the principal terms and conditions of the proposed Transfer, including (i) the number of shares of the Seller’s Stock; (ii) the name and address of the Seller; and (iii) the proposed price (or the formula pursuant to which the purchase price will be determined) and payment terms for said Seller’s Stock, including, if such payment is in a form other than cash or cash equivalent, a good faith estimate of such property’s fair market value. The purchase of the Carried Stock shall be on the same terms and conditions as contained in the Initial Drag Offer, including at the same price per share of Capital Stock offered to the Seller. If an option as to the form and amount of consideration to be received is given by the Drag Offeror, the Seller and the Carried Stockholder(s) will be given the same option other than to the extent prohibited by law.

(b) In addition, if the Invus Group votes its Equity Securities in favor of a Change in Control where the acquiror of the Company is not an Invus Affiliate (a “Qualified Change in Control”), then each Carried Stockholder shall vote all of its Equity Securities to approve such Qualified Change in Control and take all actions reasonably necessary to consummate such Qualified Change in Control (including the execution of all transaction-related documents required in connection therewith, but only so long as such documents treat both the Carried Stockholder(s) and the members of the Invus Group in the same fashion with respect to the proportionate receipt of consideration and benefits and restrictions in connection with such Qualified Change in Control). If an option as to the form and amount of consideration to be received is given in connection with a Qualified Change in Control, the Invus Group and the Carried Stockholder(s) will be given the same option other than to the extent prohibited by law. Each Carried Stockholder hereby acknowledges that by agreeing to this Section 6.2, such Carried Stockholder is waiving any dissenters’ rights or rights to appraisal to which the Carried Stockholder(s) would otherwise be entitled with respect to such Qualified Change in Control.

(c) Each Carried Stockholder shall be obligated to accept the Drag Along Offer within ten (10) days of receipt of the Drag Along Offer. The acceptance of the Drag Along Offer shall be made in writing and a copy of the acceptance of the Drag Along Offer shall be delivered to the Seller within such ten (10) day period.

(d) Within ten (10) days (or such longer period as consented to by the Seller) after receipt of the Drag Along Offer by the Carried Stockholder(s), each Carried Stockholder shall deliver (or in the event the Carried Stockholder(s) shall fail to deliver, shall be deemed to have delivered) to the Seller: (i) a limited power-of-attorney authorizing the Seller or such other

Person designated by the Company to sell the Carried Stock (including authorizing the execution of any stock power) on the terms and conditions contained in the Drag Along Offer and to take such other actions reasonably required in connection therewith; and (ii) one or more certificates which represent the number of shares of Carried Stock which such Carried Stockholder is being required to sell pursuant the Drag Along Offer. Each Carried Stockholder shall also make, severally and not jointly, substantially the same representations, warranties, covenants and indemnities as the Seller agrees to make in connection with the proposed sale by the Seller of the Seller’s Stock to the Drag Offeror. The documents delivered to the Seller by the Carried Stockholder(s) as provided in this Section 6.2 shall be held in escrow by the Seller pending the closing of the applicable Drag Along Offer.

(e) The Seller shall consummate the purchase of the Seller’s Stock, and the purchase from the Carried Stockholder(s) of the Carried Stock, on the terms and conditions, within one hundred and eighty (180) days of the delivery of the Drag Along Offer. If the Drag Along Offer is not consummated within one hundred and eighty (180) days after the delivery of the Drag Along Offer, the Carried Stockholder(s) shall no longer be obligated by the terms of this Section 6.2 with respect to the Drag Along Offer. If the proposed sale is not consummated in accordance with the foregoing, the Seller shall return to the Carried Stockholder(s) all stock certificates and other documents furnished by such Carried Stockholder to the Seller in contemplation of the sale of Carried Stock pursuant to the Drag Along Offer, and all restrictions on the sale of Seller’s Stock and Carried Stock contained in this Agreement shall again be in effect. Simultaneously with the closing of the proposed sale, in accordance with the foregoing, the Seller shall notify the Carried Stockholder(s) of the closing and shall remit directly to the account specified by each Carried Stockholder that portion of the sale proceeds to which such Carried Stockholder is entitled at such time by reason of its participation in the sale. Each Carried Stockholder shall take all steps, execute all such documents and do all such acts and things as may be within its power to implement to their full extent the provisions of this Section 6.2.

(f) Each Carried Stockholder hereby grants to the Invus Group an irrevocable proxy, coupled with an interest, to vote all of such Carried Stockholder’s Carried Stock and appoints the Invus Group as its agent and attorney-in-fact to take such other actions to the extent necessary to carry out the provisions of this Section 6.2 in the event of any breach of this Section 6.2 by the Carried Stockholder(s) or its or their Affiliates, successors, custodians or assigns (and shall, upon request by the Invus Group, execute and deliver a power of attorney in form and substance reasonably satisfactory to the Invus Group evidencing the foregoing).

ARTICLE 7. MISCELLANEOUS.

7.1 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed therein except for matters directly within the purview of the Delaware General Corporation Law, which shall be governed by the Delaware General Corporation Law.

7.2 Jurisdiction; Venue; Service of Process.

(a) Jurisdiction. Each party to this Agreement, by its execution hereof, (i) hereby irrevocably submits to the exclusive jurisdiction of the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in The City and County of New York and the respective appellate courts thereof for the purpose of any action, claims or suit between the parties arising in whole or in part under or in connection with this Agreement, (ii) hereby waives to the extent not prohibited by applicable law, and agrees not to assert, by way of motion, as a defense or otherwise, in any such action, claim or suit, any claim that it is not subject personally to the jurisdiction of the abovenamed courts, that its property is exempt or immune from attachment or execution, that any such action, claim or suit brought in one of the above-named courts should be dismissed on grounds of forum non conveniens, should be transferred or removed to any court other than one of the above-named courts, or should be stayed by reason of the pendency of some other proceeding in any other court other than one of the above-named courts, or that this Agreement or the subject matter hereof may not be enforced in or by such court and (iii) hereby agrees not to commence any such action, claim or suit other than before one of the above-named courts. Notwithstanding the previous sentence a party may commence any action, claim or suit in a court other than the above-named courts solely for the purpose of enforcing an order or judgment issued by one of the above-named courts.

(b) Venue. Each party agrees that for any action, claim or suit between the parties arising in whole or in part under or in connection with this Agreement, such party shall bring actions, claims and suits either in the U.S. District Court for the Southern District of New York or in the Supreme Court of the State of New York, New York County located in the Borough of Manhattan. Each party further waives any claim and will not assert that venue should properly lie in any other location within the selected jurisdiction.

(c) Service of Process. Each party hereby (i) consents to service of process in any action, claim or suit between the parties arising in whole or in part under or in connection with this Agreement in any manner permitted by New York law, (ii) to the fullest extent permitted by law, agrees that service of process made in accordance with clause (i) or made by registered or certified mail, return receipt requested, at its address specified pursuant to Section 7.14, will constitute good and valid service of process in any such action, claim or suit and (iii) waives and agrees not to assert (by way of motion, as a defense, or otherwise) in any such action, claim or suit any claim that service of process made in accordance with clause (i) or (ii) does not constitute good and valid service of process.

7.3 WAIVER OF JURY TRIAL. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, THE PARTIES HEREBY WAIVE, AND COVENANT THAT THEY WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY ACTION ARISING IN WHOLE OR IN PART UNDER OR IN CONNECTION WITH THIS AGREEMENT, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. THE PARTIES AGREE THAT ANY OF THEM MAY FILE A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED-FOR AGREEMENT AMONG THE PARTIES IRREVOCABLY TO WAIVE ITS RIGHT TO TRIAL BY JURY IN ANY PROCEEDING WHATSOEVER BETWEEN THEM RELATING TO THIS AGREEMENT WILL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

7.4 Specific Performance. Each of the parties acknowledges and agrees that the other parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached or violated. Accordingly, to the fullest extent permitted by law, each of the parties agrees that, without posting bond or other undertaking, the other parties will be entitled to an injunction or injunctions to prevent breaches or violations of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action, claim or suit in addition to any other remedy to which it may be entitled, at law or in equity. Each party further agrees that, in the event of any action for specific performance in respect of such breach or violation, it will not assert that the defense that a remedy at law would be adequate.

7.5 Successors and Assigns. Neither the Company nor any Holder shall assign all or any part of this Agreement, unless in connection with a Permitted Transfer, without the prior written consent of the Company and the Invus Group. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors, assigns, heirs, executors, and administrators; provided, however, that prior to the receipt by the Company of adequate written notice of the Permitted Transfer of any Registrable Securities in accordance with the provisions of this Agreement and specifying the full name and address of the transferee, the Company may deem and treat the person listed as the holder of such shares in its records as the absolute owner and holder of such shares for all purposes, including the payment of dividends.

7.6 Entire Agreement. This Agreement and the Exhibits and Schedules hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any oral or written representations, warranties, covenants and agreements except as specifically set forth herein and therein. Each party expressly represents and warrants that it is not relying on any oral or written representations, warranties, covenants or agreements outside of this Agreement.

7.7 Severability. In the event one or more of the provisions of this Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

7.8 Amendment and Waiver.

(a) Except as otherwise expressly provided, this Agreement may be amended or modified only upon the written consent of (i) the Company, (ii) the Invus Group and (iii) the Bishop Holder; provided, however, that unless the rights of the Bishop Holder are similarly adversely affected, this Agreement may not be amended in any manner that would adversely affect the rights of the Non-Invus Stockholders (other than the Bishop Holder) without the consent of the Non-Invus Stockholders holding a majority of the Equity Securities subject to this Agreement held by the Non-Invus Stockholders (excluding any shares of Common Stock purchased in the public market).

(b) Except as otherwise expressly provided, the obligations of the Company and the obligations of the Holders under this Agreement may be waived only with the written consent of the Company, the Invus Group and the Bishop Holder; provided, however, that unless the rights of the Bishop Holder are similarly adversely affected, no rights under this Agreement may be waived that would adversely affect the rights of the Non-Invus Stockholders (other than the Bishop Holder) without the consent of the Non-Invus Stockholders holding a majority of the Equity Securities subject to this Agreement held by the Non-Invus Stockholders (excluding any shares of Common Stock purchased in the public market).

(c) For the purposes of determining the number of Holders entitled to vote or exercise any rights hereunder, the Company shall be entitled to rely solely on the list of record holders of its stock as maintained by or on behalf of the Company.

7.9 Termination. Except as otherwise specified herein, this Agreement shall continue in full force and effect from the date hereof through the earliest of the following dates, on which date it shall terminate:

(a) the date of the closing of a Change in Control (other than with respect to Articles 2 and 3 (except Section 3.1) which shall survive any Change in Control);

(b) the date that the Invus Group owns less than 5% of the issued and outstanding Common Stock; provided that the rights and obligations under Article 6 shall terminate on the date that the Invus Group owns less than 10% of the issued and outstanding Common Stock; and

(c) the date as of which the parties hereto terminate this Agreement by written consent of (i) the Company, (ii) the Invus Group and (iii) the Bishop Holder.

7.10 No Circumvention. None of (i) the Company, (ii) the Invus Transferee Group, and (iii) the Non-Invus Stockholders (individually or as a group) nor any of their respective successors, assigns, transferees, or Affiliates shall take (or permit or acquiesce to) any action to circumvent any of the rights under this Agreement inuring to the benefit of the others.

7.11 Delays or Omissions. It is agreed that no delay or omission to exercise any right, power, or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement shall impair any such right, power, or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent, or approval of any kind or character on any party’s part of any breach, default or noncompliance under the Agreement or any waiver on such party’s part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing.

7.12 Additional Stockholders. All Persons who are issued Common Stock by the Company prior to the Initial Effective Time and all Persons who obtain shares of Common

Stock from the Company issued or issuable after the Initial Effective Time in respect of options or other Equity Securities that were acquired prior to the Initial Effective Time, prior to such issuance, shall agree to be Additional Stockholders by executing and delivering a joinder agreement substantially in the form of Exhibit B-1 hereto, and the appropriate Schedules hereto shall be amended to reflect the Shares issued to the Additional Stockholder. The joinder of an Additional Stockholder and the amendment of the appropriate Schedules as contemplated by the preceding sentence shall not constitute an amendment to this Agreement requiring the consent of any party hereto. The parties agree that Additional Stockholders shall have the same rights and obligations as the Non-Invus Stockholders under this Agreement.

7.13 Several and Not Joint. The obligations of each Non-Invus Stockholder and each Invus Transferee are several and not joint. In addition, the obligations of the Invus Group, on the one hand, and each Invus Transferee, on the other hand, are several and not joint.

7.14 Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by electronic mail or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery. All communications shall be sent to the party to be notified at the address as set forth on the signature pages hereof or the signature pages to the joinder agreement substantially in the form of Exhibit B-1 or B-2 hereto or at such other address as such party may designate by ten (10) days advance written notice to the other parties hereto.

7.15 Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

7.16 Counterparts. This Agreement may be executed in any number of counterparts, including facsimile counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

7.17 Pronouns. All pronouns contained herein, and any variations thereof, shall be deemed to refer to the masculine, feminine or neutral, singular or plural, as to the identity of the parties hereto may require.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

BLUE BUFFALO PET PRODUCTS, INC.

By:	/s/ William Bishop, Jr.
Name:	William Bishop, Jr.
Title:	President and Chief Operating Officer

INVUS, L.P.

By:	Invus Advisors, L.L.C.,
Its General Partner

By:	/s/ Raymond Debbane
Name:	Raymond Debbane
Title:	President

/s/ William W. Bishop, Jr.
Name:	William W. Bishop, Jr.

/s/ Christopher Bishop
Name: Christopher Bishop

/s/ Alan D. Isaacson
Name:	Alan D. Isaacson

AMERICAN PHOENIX TRUST

By:	/s/ Christopher Bishop
Name:	Christopher Bishop
Title:	Trustee

/s/ Anthony Bakker
Name:	Anthony Bakker

[SIGNATURE PAGE TO AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT]

BECKER TRADING COMPANY, INC.

By:	/s/ R. William Becker
Name:	R. William Becker
Title:	President and Chief Executive Officer

/s/ Benjamin I. Wolf
Name:	Benjamin I. Wolf

THE BISHOP FAMILY LIMITED PARTNERSHIP

By:	The William W. Bishop Children’s Spray Trust,
Its General Partner

By:	/s/ Stephen Saft
Name:	Stephen Saft
Title:	Trustee

BISMO, LLC

By:	/s/ Steven Raleigh
Name:	Steven Raleigh
Title:	Managing Member

/s/ Brooks K. Wilson
Name:	Brooks K. Wilson

/s/ Bruce A. Buckiewicz
Name:	Bruce A. Buckiewicz

BUCKIEWICZ 2014 TRUST

By:	/s/ Lynn Corrigan
Name:	Lynn Corrigan
Title:	Trustee

[SIGNATURE PAGE TO AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT]

/s/ Caryn Cox
Name:	Caryn Cox

/s/ Charles Huffman
Name:	Charles Huffman

/s/ Choo Lim
Name:	Choo Lim

/s/ Dan Sylvester
Name:	Dan Sylvester

/s/ Dave Petrie
Name:	Dave Petrie

/s/ David Vogel
Name:	David Vogel

/s/ David C. Hentges
Name:	David C. Hentges

/s/ Dennis J. Farrell
Name:	Dennis J. Farrell

DONOVAN 2014 TRUST

By:	/s/ Timothy B. Smith
Name:	Timothy B. Smith
Title:	Trustee

DONOVAN 2014 ANNUITY TRUST

By:	/s/ Timothy B. Smith
Name:	Timothy B. Smith
Title:	Trustee

[SIGNATURE PAGE TO AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT]

/s/ Elson R. Smith III
Name:	Elson R. Smith III

/s/ Elson R. Smith, Jr.
Name:	Elson R. Smith, Jr.

EVANS 2003 FAMILY LIMITED PARTNERSHIP

By:	/s/ James Emmett Evans III
Name:	James Emmett Evans III
Title:	Authorized Signatory

/s/ Gil V. Fronzaglia
Name:	Gil V. Fronzaglia

GREEN FAMILY LIMITED PARTNERSHIP

By:	/s/ Leonard Green
Name:	Leonard Green
Title:	Authorized Signatory

HUFFMAN FAMILY LLC

By:	/s/ Charles Huffman
Name:	Charles Huffman
Title:	Manager

/s/ Jane Buckiewicz
Name:	Jane Buckiewicz

/s/ Jay W. Davis
Name:	Jay W. Davis

/s/ Jeremy Brittain
Name:	Jeremy Brittain

[SIGNATURE PAGE TO AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT]

/s/ John Gagliardi
Name:	John Gagliardi

/s/ John McDonnell
Name:	John McDonnell

/s/ John Roth
Name:	John Roth

/s/ Joyce Novotny
Name:	Joyce Novotny

/s/ Keith A. Savage
Name:	Keith A. Savage

/s/ Ken Mitchell
Name:	Ken Mitchell

/s/ Larry R. Prewitt
Name:	Larry R. Prewitt

/s/ Leo Michael Carbol
Name:	Leo Michael Carbol

/s/ Marc Blagg
Name:	Marc Blagg

/s/ Matthew W. Kahn
Name:	Matthew W. Kahn

/s/ Matt McCorstin
Name:	Matt McCorstin

[SIGNATURE PAGE TO AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT]

/s/ Michael E. Raiff
Name:	Michael E. Raiff

NANCY C. COOK TRUST

By:	/s/ Nancy C. Cook
Name:	Nancy C. Cook
Title:	Trustee

/s/ Nigel W.H. Cooper
Name:	Nigel W.H. Cooper

/s/ Peter J. Wilson
Name:	Peter J. Wilson

/s/ Phil Cheevers
Name:	Phil Cheevers

R&K EDWARDS INVESTMENTS, LLC

By:	/s/ Ronald L. Edwards
Name:	Ronald L. Edwards
Title:	Managing Member

R.E. MACLEAN, LLC

By:	/s/ Richard MacLean
Name:	Richard MacLean
Title:	Managing Member

/s/ Richard MacLean
Name:	Richard MacLean

[SIGNATURE PAGE TO AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT]

ROTH FAMILY INVESTMENTS, LLC

By:	/s/ John Roth
Name:	John Roth
Title:	Managing Member

/s/ Ryan Therriault
Name:	Ryan Therriault

/s/ Steven B. Gold
Name:	Steven B. Gold

/s/ Steven Raleigh
Name:	Steven Raleigh

/s/ Theodore J. Johnson
Name:	Theodore J. Johnson

THE COOPER 2014 EXEMPT TRUST

By:	/s/ Timothy B. Smith
Name:	Timothy B. Smith
Title:	Trustee

THE ORCA TRUST

By:	/s/ William W. Bishop, Jr.
Name:	William W. Bishop, Jr.
Title:	Trustee

THE SMITH 2014 EXEMPT TRUST

By:	/s/ Edward G.R. Bennett
Name:	Edward G.R. Bennett
Title:	Trustee

[SIGNATURE PAGE TO AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT]

/s/ Timothy B. Smith
Name:	Timothy B. Smith

/s/ Tom Morton
Name:	Tom Morton

[SIGNATURE PAGE TO AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT]

EXHIBIT A

SCHEDULE OF NON-INVUS STOCKHOLDERS

Alan Iaacson	John Gagliardi
American Phoenix Trust	John McDonnell
Anthony E. Bakker	John Roth
Becker Trading Company, Inc.	Joyce Novotny
Ben Wolf	Keith Savage
Bishop Family LP	Ken Mitchell
BISMO, LLC	Larry Prewitt
Brooks Wilson	Matthew Kahn
Bruce A. Buckiewicz	Leo Michael Carbol
Buckiewicz 2014 Trust	Marc Blagg
Caryn Cox	Matt McCorstin
Charlie Huffman	Mike Raiff
Chris Bishop	Nancy C. Cook Trust
Choo Lim	Nigel Cooper
Dan Sylvester	Pete Wilson
Dave Petrie	Phil Cheevers
Dave Vogel	R&K Edwards Investments, LLC
David Hentges	R.E. MacLean, LLC
Dennis Farrell	Richard MacLean
Donovan 2014 Trust	Roth Family Investments, LLC
Donovan 2014 Annuity Trust	Ryan Therriault
Elson R. Smith III	Steve Gold
Elson R. Smith, Jr.	Steve Raleigh
Evans 2003 Family Limited Partnership	Theodore J. Johnson
Gil Fronzaglia	The Cooper 2014 Exempt Trust
Green Family Limited Partnership	The Orca Trust
Huffman Family LLC	The Smith 2014 Exempt Trust
Jane Buckiewicz	Tim Smith
Jay Davis	Tom Morton
Jeremy Brittain	William W. Bishop, Jr.

A-1

EXHIBIT B-1

FORM OF JOINDER AGREEMENT FOR AN ADDITIONAL STOCKHOLDER

This JOINDER AGREEMENT (this “Joinder Agreement”) is executed pursuant to the terms of the Amended and Restated Investor Rights Agreement, dated as of January 21, 2015, by and among Blue Buffalo Pet Products, Inc., a Delaware corporation (the “Company”), and the other parties from time to time parties thereto, a copy of which is attached hereto and is incorporated herein by reference (the “Investor Rights Agreement”), by the undersigned (the “Additional Stockholder”). Capitalized terms used but not defined herein have the meanings set forth in the Investor Rights Agreement. By execution and delivery of this Joinder Agreement, the Additional Stockholder agrees as follows:

SECTION 1. Acknowledgment. The Additional Stockholder acknowledges that such Additional Stockholder has [acquired Equity Securities from [            ] pursuant to a Permitted Transfer][been issued Equity Securities [through the grant of stock options of the Company acquired by such Additional Stockholder prior to the Initial Effective Time]].

SECTION 2. Agreement. The Additional Stockholder (a) agrees that the Equity Securities it owns shall be bound by and subject to the terms of the Investor Rights Agreement to the same extent as if such Additional Stockholder were an original Non-Invus Stockholder, (b) hereby adopts the Investor Rights Agreement with the same force and effect as if it were originally a Non-Invus Stockholder thereto and (c) shall constitute a “Non-Invus Stockholder” under the Investor Rights Agreement.

SECTION 3. Notice. Any notice required to be provided by the Registration Rights Agreement shall be given to the Additional Stockholder at the address listed beside such Additional Stockholder’s signature below.

SECTION 4. Governing Law. This Joinder Agreement and the rights of the parties hereto shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed therein.

Executed and dated this day of .

Additional Stockholder:

[INSERT NAME]

By:

Address for Notices:

E-mail Address for Notices:

EXHIBIT B-2

FORM OF JOINDER AGREEMENT FOR A TRANSFER BY A MEMBER OF THE INVUS TRANSFEREE GROUP

This JOINDER AGREEMENT (this “Joinder Agreement”) is executed pursuant to the terms of the Amended and Restated Investor Rights Agreement, dated as of January 21, 2015, by and among Blue Buffalo Pet Products, Inc., a Delaware corporation (the “Company”), and the other parties from time to time parties thereto, a copy of which is attached hereto and is incorporated herein by reference (the “Investor Rights Agreement”), by the undersigned (the “Additional Invus Transferee Group Member”). Capitalized terms used but not defined herein have the meanings set forth in the Investor Rights Agreement. By execution and delivery of this Joinder Agreement, the Additional Invus Transferee Group Member agrees as follows:

SECTION 1. Acknowledgment. The Additional Invus Transferee Group Member acknowledges that such Additional Invus Transferee Group Member has acquired Equity Securities from a member of the Invus Transferee Group [(the “Transferor”)] pursuant to a Permitted Transfer.

[SECTION 2. Assignment. In connection with such Permitted Transfer, the Transferor has assigned its rights and obligations set forth in Section[s] [                    ] of the Investor Rights Agreement to the Additional Invus Transferee Group Member.]1

SECTION 3. Agreement. The Additional Invus Transferee Group Member (a) agrees that the Equity Securities it owns shall be bound by and subject to the terms of the Investor Rights Agreement to the same extent as if such Additional Invus Transferee Group Member were a member of the Invus Transferee Group [(subject to any limitations on the assignment of such rights as set forth in Section 2 above)], (b) hereby adopts the Investor Rights Agreement with the same force and effect as if it were originally a member of the Invus Transferee Group [(subject to any limitations on the assignment of such rights as set forth in Section 2 above)] and (c) shall constitute a member of the “Invus Transferee Group” under the Investor Rights Agreement.

SECTION 4. Notice. Any notice required to be provided by the Registration Rights Agreement shall be given to the Additional Invus Transferee Group Member at the address listed beside such Additional Invus Transferee Group Member’s signature below.

SECTION 5. Governing Law. This Joinder Agreement and the rights of the parties hereto shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed therein.

[1]	Include Section 2 if there is only a partial assignment of rights in connection with the Permitted Transfer.

Executed and dated this day of .

Additional Invus Transferee Group Member:

[INSERT NAME]

By:
[Title]

Address for Notices:

E-mail Address for Notices:

Acknowledged and Agreed to by

INVUS, L.P.

By:
[Title]

B-4